Exhibit 10.9

CSX CORPORATION
Inducement Non-Qualified Stock Option Agreement
Under the CSX Special Executive Equity Award Program
THIS OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of March 6, 2017, between CSX Corporation (“CSX” or the “Company”) and E. Hunter Harrison (“Optionee”).
The Company hereby grants Optionee the non-qualified stock options to purchase CSX common stock listed in Section 1 below (collectively the “Options”) subject to the vesting and forfeiture provisions set forth herein. The Options are being granted to Optionee in connection with Optionee being hired as an employee of the Company and are being made as an inducement grant, not pursuant to CSX’s 2010 Stock and Incentive Award Incentive Plan (the “Plan”). Optionee agrees that, except as provided herein, this Option Agreement is governed by the terms and conditions of the Plan, which are incorporated herein by reference. Unless defined in this Option Agreement, capitalized terms shall have the meanings ascribed to them in the Plan.
Notwithstanding the provision of this Option Agreement or the Plan, any dispute as to Cause, Good Reason, Disability or other terms defined in the Offer Letter shall be determined de novo in accordance with the dispute resolution provisions of the Offer Letter.
In accordance with this grant of the Options, and as a condition thereto, the Company and Optionee agree as follows:
Section 1.    Option Grant Summary. The following table sets forth the number and type of Options granted to Optionee and the Grant Date, Exercise Price and Expiration Date of the Options. Each Option represents the right to purchase one share of Common Stock pursuant to the terms of this Option Agreement.

Time Options:	3,500,000
[Performance] Options:	[4,500,000]
Total Options:	8,000,000
Grant Date:	March 6, 2017
Option Exercise Price:	$49.79
Expiration Date:	March 5, 2027, except as set forth in the Option Agreement

Section 2.    Defined Terms. For the purposes of this Agreement, the terms below shall have the meanings designated for such terms below.
[Performance measures and performance-related descriptors omitted]
“Audit Report Date.” The Audit Report Date for a Fiscal Year shall be the date of issuance of the audit report by the Company’s auditor for the Financial Statements for such Fiscal Year.
“Cause” shall have the meaning set forth in the Offer Letter.
“CSX Special Executive Equity Award Program” means the option award embodied in this Option Agreement.
“Disability” shall have the meaning set forth in the Offer Letter.
“Exercised Option” shall have the meaning designated in Section 5(a).
“Financial Statements.” The Financial Statements for a Fiscal Year shall mean the Company’s audited annual financial statements for such Fiscal Year.
“First Year Disability” means a Disability occurring after the first anniversary of the Grant Date that is based on Optionee’s inability to perform his duties for a series of days which include dates occurring between the Grant Date and the first anniversary of the Grant Date.
“Fiscal Year” refers to the fiscal year of the Company ended in 2017, 2018, 2019 or 2020, as indicated.
“Good Reason” shall have the meaning set forth in the Offer Letter.
“Offer Letter” shall mean that certain employment Offer Letter between Optionee and the Company dated March 6, 2017.
“Performance Options” shall mean the [Tranche One through Tranche Four Performance Options], collectively.
“Service-Based Vesting Conditions” shall mean, with respect to the Performance Options, the requirement that Optionee remains employed through an applicable Audit Report Date.
“Termination Date” shall mean the last day of Optionee’s employment with the Company.
“Time Options” shall mean the 3,500,000 Options identified as Time Options in Section 1 that are eligible to vest in accordance with Section 3(a).

Section 3. Vesting.
Except as set forth below in Section 4, the Options shall vest as follows:

(a)
Time Options. A portion of the Time Options shall vest and become exercisable on each of the first four anniversaries of the Grant Date as described below, subject to your continued employment with the Company as of the applicable anniversary date, provided that the “Fourth Anniversary” in the table below shall be the day before the actual fourth anniversary of the Grant Date.

Grant Date Anniversary	Number of Time Options That Vest
First Anniversary	1,125,000
Second Anniversary	1,125,000
Third Anniversary	125,000
Fourth Anniversary	1,125,000

(b)
Performance Options. A portion of the [Performance] Options shall be eligible to vest and become exercisable as of each Audit Report Date as provided below, subject to your continued employment with the Company as of the applicable Audit Report Date except as otherwise provided herein, and provided that for the Audit Report Date for fiscal year 2020, Optionee shall only need to be employed on the day before the fourth anniversary of the Grant Date.

(i)
[Tranche One Performance] Options. 500,000 [Performance] Options shall vest and become exercisable as of the Audit Report Date for each Fiscal Year [2017 through 2020 based on prescribed performance targets, subject to prescribed performance catchups].

(ii)
[Tranche Two Performance] Options. 62,500 [Performance] Options shall vest and become exercisable as of the Audit Report Date for each Fiscal Year [2017 through 2020 based on prescribed performance targets, subject to prescribed performance catchups].

(iii)
[Tranche Three Performance] Options. 500,000 [Performance] Options shall vest and become exercisable as of the Audit Report Date each Fiscal Year [2017 through 2020 based on prescribed performance targets, subject to prescribed performance catchups].

(iv)
[Tranche Four Performance] Options. 62,500 [Performance] Options shall vest and become exercisable as of the Audit Report Date each Fiscal Year [2017 through 2020 based on prescribed performance targets, subject to prescribed performance catchups].

(v)
Vesting End Date. Any Performance Options that have not vested and become exercisable as of the Audit Report Date for the Fiscal Year ending in 2020 shall be forfeited and cancelled as of such Audit Report Date.

Section 4.	Termination of Employment.

(a)
Termination Prior to March 6, 2021. The provisions of this Section 4(a) shall govern the treatment of the Options in the event of the termination of Optionee’s employment prior to March 6, 2021 as specified in subsections (i) through (iii) below.

(i)
Termination Without Cause or Resignation for Good Reason Prior to March 6, 2021. If Optionee’s employment is terminated prior to March 6, 2021 by the Company without Cause or Optionee resigns Optionee’s employment with the Company for Good Reason:

(A)	any Options that are vested as of the Termination Date shall remain outstanding until the Expiration Date;

(B)	any Time Options that are unvested as of the Termination Date shall vest in full and become exercisable and shall remain outstanding until the Expiration Date; and

(C)
the Service-Based Vesting Condition applicable to any unvested Performance Options shall be satisfied in full and such Performance Options shall remain outstanding and eligible to vest subject to satisfaction of the applicable Performance-Based Vesting Conditions applied as if Optionee continued to be employed by the Company through each of the remaining Audit Report Dates. Any Performance Options that become vested upon satisfaction of the applicable Performance-Based Vesting Condition in accordance with this Section 4(a)(i)(C), shall remain exercisable until the Expiration Date. Any such Performance Options that have not become vested and exercisable as of the Audit Report Date for the Fiscal Year ending in 2020 shall be forfeited and cancelled as of such Audit Report Date.

(ii)	Resignation or Retirement without Good Reason Prior to March 6, 2021. If Optionee resigns Optionee’s employment without Good Reason, including due to Optionee’s retirement, prior to March 6, 2021:

(A)	all Options that are unvested as of the Termination Date shall be forfeited and cancelled as of the Termination Date; and

(B)	any Options that are vested as the Termination Date shall remain outstanding for one (1) year following Optionee’s Termination Date and shall be forfeited and cancelled as of the day following the end of such one (1) year period, to the extent not exercised prior to that date.

(iii)	Death or Disability Prior to March 6, 2021. If Optionee terminates employment due to his death or Disability prior to March 6, 2021:

(A)
if Optionee’s termination of employment occurs due to Optionee’s death or Disability prior to the first anniversary of the Grant Date all Options shall be forfeited and cancelled as of the Termination Date; and

(B)
if Optionee’s termination of employment occurs due to Optionee’s death or Disability on or after the first anniversary of the Grant Date, (1) any Options that are vested as of the Termination Date shall remain outstanding until the Expiration Date, (2) the unvested Time Options that would vest on the next vesting date shall immediately vest and any other unvested Time Options shall be forfeited and cancelled as of the Termination Date, (3) any vested [Performance] Options shall remain outstanding until the Expiration Date, (4) any unvested [Performance] Options for which the Service-Vesting Condition has been satisfied prior to the Termination Date and a pro rata portion of those due to vest on the next vesting date based on the relative period of service during the vesting year prior to the Termination Date (which service period shall be deemed satisfied) shall remain outstanding and eligible to vest subject to satisfaction of the applicable Performance-Based Vesting Conditions applied as if Optionee continued to be employed by the Company through each of the remaining Audit Report Dates and (5) any unvested [Performance] Options for which the Service-Vesting Condition has not been satisfied prior to or at the Termination Date shall be forfeited and cancelled as of the Termination Date. Any Performance Options that vest in accordance with clause (4) of the preceding sentence shall remain outstanding until the Expiration Date. Any such Performance Options that have not become vested and exercisable as of the Audit Report Date for the Fiscal Year ending in 2020 shall be forfeited and cancelled as of such Audit Report Date. Notwithstanding the foregoing, if the termination is a First Year Disability after the first anniversary of the Grant Date, then there shall be no additional vesting of Time-Based Options not then vested or of Performance-Based Options for which the Service-Based Vesting Conditions had not been satisfied and any such Time-Based Options that are vested as of such Termination Date shall remain outstanding for two years thereafter and any such Performance-Based Options for which the Service-Based Vesting Conditions have been satisfied that vest upon satisfaction of applicable Performance-Based Vesting Conditions shall remain outstanding for two years after the applicable Audit Report Date on which any such Performance-Based Options vest.

(b)
Termination Other than for Cause On or After March 6, 2021. If Optionee separates from employment on or after March 6, 2021 other than upon a termination of Optionee’s employment by the Company for Cause, any Options that are vested as the Termination Date shall remain outstanding until the Expiration Date.

(c)
Termination for Cause. Notwithstanding anything to the contrary, if Optionee’s employment is terminated for Cause at any time all rights under any outstanding Options (whether vested or unvested) shall be forfeited and cancelled immediately.

Section 5.	Exercise.

(a)
Manner of Exercise. Optionee may exercise vested Options, in whole or in part, to purchase a whole number of shares of Company Stock at any time following the date on which such vested Options become vested by following the exercise procedures below. If Optionee wishes to exercise a vested Option, Optionee shall notify the Company of the number of shares as to which Optionee wishes to exercise (the “Exercised Option”) and within 24 hours of such notice the Company shall notify Optionee whether or not the Company elects to apply a net exercise of exercise price and withholding. If the Company elects not to apply a net exercise, Optionee may exercise the Exercised Option pursuant to any procedures applicable under the Company’s employee option program at the time of such exercise, including by tendering the full exercise price and applicable tax withholding or by executing a market-based cashless exercise to cover the exercise price and applicable tax withholding through the Company’s stock plan administrator. If the Company elects to apply a net exercise, the Company shall arrange to cancel a portion of the Exercised Option covering shares of Company Stock with a Fair Market Value equal to the sum of the exercise price and applicable tax withholding and issue the net number of shares of Company Stock to Optionee, pursuant to procedures mutually agreed between Optionee and the Company. In the case of a net exercise the applicable withholding shall be at the rate applied by the Company to option holders resident in Florida.

(b)	Expiration. All exercises must take place before the Expiration Date or any outstanding and unexercised Options shall lapse and terminate on the Expiration Date.

(c)
Delivery of Shares. No shares of Company Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price and the related withholding taxes for federal, state or local jurisdictions, or adequate provision therefor (in the discretion of the Committee), is received by the Company. Optionee shall not have any rights as a shareholder with respect to any Company Stock underlying any Options until the Option has been exercised and Optionee has been issued such Company Stock.

Section 6.	Non-Transferability.
The Options may not be assigned, sold or transferred by Optionee other than by will or by the laws of descent and distribution, and are exercisable during Optionee’s life only by Optionee.

Section 7.	Adjustments; Change in Control.

(a)
Adjustments. In the event that any corporate transaction or distribution (including, without limitation, any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, repurchase, combination or exchange of Company Stock or other securities of the Company, but not including ordinary dividends) affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options, then (a) the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Company Stock or other securities of the Company (or number and kind of other securities and property) subject to the Options; and (ii) the Exercise Price of the Options or, (b) if deemed appropriate, the Committee may make provision for a cash payment to Optionee in full or partial satisfaction of the any of the Options, provided that such Committee action shall be consistent with what it does for other outstanding options.

(b)
Change in Control. In the event of a Change in Control in which the Company is not the successor or acquiring company or a direct or indirect parent entity of the successor or acquiring company (the “Surviving Company”) and the Surviving Company does not arrange to continue or convert the Option or grant a Substitute Award, as provided under Section 20 of the Plan, the Company may, without Optionee’s consent, elect to provide any one or more of the following:

(i)
The Option shall be terminated as of the Change in Control in exchange for a payment in cash and/or securities equal to the amount, if any, by which the Fair Market Value of the shares of Company Stock underlying the Option exceeds the Option Exercise Price;

(ii)
The Option shall become immediately and fully exercisable as of a date prior to the Change in Control, to the extent not previously exercised or terminated, and shall be terminated as of the Change in Control; or

(iii)
To the extent that the Option Exercise Price exceeds the Fair Market Value of the shares of Company Stock underlying the Option as of the Change in Control, the Option shall lapse and terminate as of the Change in Control.

Section 8.	Severability.
If any terms and conditions herein are, become, or are deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Company, it shall be stricken and the remainder of the terms and conditions shall remain in force and effect.

Section 9.	Choice of Law; Jurisdiction.
All questions pertaining to the construction, regulation, validity, and effect of the terms and conditions shall be determined in accordance with the laws of the state of Florida, without regard to the conflict of laws doctrine.

Section 10.	Registration and Resales of Shares Acquired Pursuant to Option Exercise.

(a)
Registration. The Company shall register the shares of Company Stock underlying the Options under the Securities Act of 1933 on a Form S-8 registration statement prior to the date on which the Options become exercisable within respect to such shares and shall maintain that registration statement in effect until the date that such Options have been exercised or cease to be exercisable with respect such shares.

(b)
Resale. The Company may impose such reasonable restrictions, conditions or limitations as it in good faith deems appropriate as to the timing and manner of any resales by Optionee or other subsequent transfers by Optionee of any Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Optionee and other option-holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers so long as similar provisions are implemented to apply to all executive officers of the Company and does not cause the Option to expire without being able to be exercised.

Section 11.	Nonqualified Stock Option.
The Option is intended to be a nonqualified stock option and is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended and shall be interpreted accordingly.

Section 12.	Income Taxes.
An exercise of Options may generate federal and applicable state income and employment tax withholding obligations. The full purchase price of the shares of Company Stock being purchased through exercise of Options and the related withholding taxes for federal, state or local jurisdictions must be paid to the Company at the time of an exercise of Options. Optionee acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to Optionee (including, without limitation, future cash wages).
Section 13. Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if signatures thereto and hereto were upon the same instrument. This Option Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Option Agreement to be duly executive as of the date first above written.

CSX CORPORATION

By:

OPTIONEE

By:
Name: E. Hunter Harrison